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                                                                     EXHIBIT 3.1


                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         ENDEAVOR PHARMACEUTICALS, INC.

                  Endeavor Pharmaceuticals, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  FIRST:

                  (a) The name of the Corporation is Endeavor Pharmaceuticals, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 6, 1994 under the name GenerEst, Inc.

                  (b) This Restated Certificate of Incorporation (this "Restated Certificate of Incorporation"), which further amends and restates the certificate of incorporation of the Corporation as heretofore amended and restated, was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by written consent of the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                  (c) This Restated Certificate of Incorporation shall become effective as of the ______ day of __________, 2002.

                  (d) The Certificate of Incorporation of the Corporation, as heretofore amended and restated, is hereby amended and restated so as to read in its entirety as follows:

                  SECOND:

                  (a) The name of the Corporation is Endeavor Pharmaceuticals, Inc. (hereinafter, the "Corporation").

                  (b) The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the General Corporation Law of the State of Delaware (the "GCL").

                  FOURTH: (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 180,000,000 shares of common stock, each
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having a par value of $0.01, and 20,000,000 shares of preferred stock, each having a par value of $0.01.

                  (b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the common stock are as follows:

                           (1)      Dividends. Subject to the terms of any
outstanding series of preferred stock and any other provisions of this Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of common stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                           (2)      Liquidation, Dissolution, etc. In the event
of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of common stock shall be entitled to receive the assets and funds of the Corporation available for distribution to stockholders after payments to creditors and to the holders of any preferred stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively.

                           (3)      Voting. Except as otherwise required by law
and subject to the terms of any outstanding series of preferred stock, each outstanding share of common stock shall be entitled to one vote per share on all matters presented to stockholders for a vote.

                  (c) Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the preferred stock in one or more series, and to fix for each such series the number of shares comprising such series, the designation thereof and such voting powers, full or limited, or no voting powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) in such amounts, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;
(iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

                  (d) The authorized number of shares of the common stock or preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the GCL (or any successor provision thereto).


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                  FIFTH: The following provisions are inserted for the
management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (b) The authorized number of directors comprising the entire Board of Directors shall be as determined by resolution of the Board of Directors from time to time. Election of directors need not be by written ballot unless the Bylaws so provide.

                  (c) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall expire at the first annual meeting of stockholders held following the date this Restated Certificate of Incorporation becomes effective; the term of the initial Class II directors shall expire at the second annual meeting of stockholders held following the date this Restated Certificate of Incorporation becomes effective; and the term of the initial Class III directors shall expire at the third annual meeting of stockholders held following the date this Restated Certificate of Incorporation becomes effective. At each annual meeting of stockholders beginning with the first annual meeting of stockholders held after the date this Restated Certificate of Incorporation becomes effective, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. In all events, however, a director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                  (d) Subject to the terms of any one or more series of preferred stock, any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring on the Board of Directors may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a newly created directorship resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors.


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                  Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock issued by the Corporation shall have the right, voting separately as a series or together as a class with one or more other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

                  (e) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such elimination or limitation of liability is not permitted under the GCL. Any repeal or modification of this Article FIFTH, Section (e) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  SIXTH: The Corporation shall indemnify and advance expenses to its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such rights to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall not be obligated to indemnify or advance expenses to any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

                  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees (including, without limitation, officers) and agents of the Corporation similar to those conferred in this Article SIXTH to directors and officers of the Corporation.

                  The rights to indemnification and to the advancement of expenses conferred in this Article SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

                  Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                  SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


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                  EIGHTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to make, alter, amend, change, add to or repeal the Corporation's Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws also may be altered, amended, changed, added to or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

                  NINTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

                  TENTH: Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, (ii) the Board of Directors or (iii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied.

                  ELEVENTH: There shall be no limitation on the qualification of any person to be or be elected as a director or on the ability of any director to vote on any matter brought before the Board of Directors or any committee of the Board of Directors, except (i) as required by applicable law, (ii) as set forth in this Restated Certificate of Incorporation or (iii) as set forth in any Bylaw adopted by the Board of Directors with respect to the eligibility for election as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualification for continuing service of directors upon ceasing employment from the Corporation.

                  TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  Upon this Restated Certificate of Incorporation becoming effective, each share of common stock of the Corporation which immediately prior thereto was outstanding or held in treasury shall be reclassified as and become [ ] shares of common stock, $0.01 par value, of the Corporation. Each certificate which theretofore represented outstanding shares of common stock shall thereafter be deemed to represent the number of shares of common stock adjusted to reflect said reclassification, except that no such certificate shall represent fractional shares. With respect to any fraction of a share that would otherwise have been issuable in such reclassification, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the per share price at which shares are initially sold in the Corporation's initial public offering of common stock pursuant to a registration statement under the Securities Act of 1933, as amended. Subject to the foregoing, upon any surrender for transfer or exchange of any certificate or certificates representing shares of outstanding common stock, the Corporation will issue and deliver a certificate or certificates for a number of shares of common stock which gives effect to the reclassification.


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                  IN WITNESS WHEREOF, the Corporation has caused this Restated
Certificate of Incorporation to be executed on its behalf this _____ day of ______________, 2002.

                             ENDEAVOR PHARMACEUTICALS, INC.



                             By:
                                 ----------------------------------------------
                                 Name:  R. Forrest Waldon
                                 Title: Chairman and Chief Executive Officer


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